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                                                                       EXHIBIT A

         FORM OF PROPOSED SUB-ADVISORY AGREEMENT WITH MITCHELL HUTCHINS

     Agreement made as of             , 1995, between MITCHELL HUTCHINS ASSET
MANAGEMENT INC. ('Mitchell Hutchins'), a Delaware corporation, and GE Investment Management Incorporated ('Sub-Adviser'), a Delaware corporation (the 'Agreement').

                                    RECITALS

     (1) Mitchell Hutchins has entered into an Investment Advisory and Administration Contract dated October 6, 1993, ('Management Agreement') with Global Small Cap Fund Inc. ('Fund'), a Maryland corporation that is a closed-end management investment company registered under the Investment Company Act of 1940, as amended ('1940 Act').

     (2) Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services to Mitchell Hutchins and the Fund, and the Sub-Adviser is willing to furnish those services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.  Duties as Sub-Adviser.

     (a) Subject to the supervision of and any guidelines adopted by the Fund's Board of Directors (the 'Board'), the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Registration Statement.

     (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the

Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable by the Sub-Adviser over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under

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the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

     (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the Fund's performance and make available to the Board and Mitchell Hutchins any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of any illiquid portfolio securities and will assist in providing independent sources of market value for all other portfolio securities.

     3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Fund's Articles of Incorporation, By-Laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ('Registration Statement') and with the written instructions and directions of the Board and Mitchell Hutchins and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, ('Advisers Act'), the rules under each, and Subchapter M of the Internal Revenue Code as applicable to regulated investment companies. In addition, the Sub-Adviser will act in conformity with all other applicable federal and state laws and regulations either as reflected in the Registration Statement or otherwise provided in writing to the Sub-Adviser by Mitchell Hutchins. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Fund's Articles of Incorporation, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available.

     4. Exclusivity. During the term of this Agreement, the Sub-Adviser agrees that it will not provide investment advice on a discretionary or non-discretionary basis for any global equity investment products offered to retail customers in the United States by broker-dealers listed on Schedule A. The Sub-Adviser shall deliver to Mitchell Hutchins in writing prompt and regular reports of the Sub-Adviser's investment advisory activities in sufficient detail to permit Mitchell Hutchins to monitor the terms of this Agreement.

     5. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under this Agreement.

     6.  Compensation.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Mitchell Hutchins, not the Fund, will pay to the Sub-Adviser a fee, computed daily and payable monthly, as computed in the manner set forth in Schedule B, together with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the fifteenth business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by Mitchell Hutchins in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross

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negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     8.  Indemnification.

     (a) Mitchell Hutchins agrees to indemnify GEIM, its officers and directors, and any person who controls GEIM within the meaning of Section 15 of the Securities Act of 1933 ('1933 Act') for any loss or expense (including attorneys' fees) arising out of any claim, demand, action or suit in the event that GEIM has been found to be without fault and Mitchell Hutchins or its parent company, PaineWebber Incorporated ('PaineWebber'), has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the

Board of Directors of Mitchell Hutchins or PaineWebber.

     (b) GEIM agrees to indemnify Mitchell Hutchins, its officers and directors, and any person who controls Mitchell Hutchins within the meaning of
Section 15 of the 1933 Act for any loss or expense (including attorneys' fees) arising out of any claim, demand, action or suit in the event that Mitchell Hutchins has been found to be without fault and GEIM, or its parent company, General Electric Company ('GE'), has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the Board of Directors of GEIM or GE.

     9. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of that code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ('SEC') and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

     (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel of the Sub-Adviser, in each case prior to or promptly after such change.

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     10.  Representations and Warranties of Mitchell Hutchins.  Mitchell
Hutchins represents, warrants and agrees as follows:

     (a) Mitchell Hutchins (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act from performing the services contemplated by the Management Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by the Management Agreement; (iv) has the authority to enter into and perform the services contemplated by the Management Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify Mitchell Hutchins from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) Mitchell Hutchins agrees that it will notify GEIM, to the extent possible, within a reasonable period of time prior to any termination of this Agreement by Mitchell Hutchins pursuant to Section 11(c) (including any termination by assignment resulting from a foreseeable change in control of Mitchell Hutchins that is a matter of public information), and that it will notify GEIM promptly following any other termination of this Agreement pursuant to Section 11(c).

     11.  Duration and Termination.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of a majority of outstanding voting securities of the Fund.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement will continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by the holders of a vote of a majority of the outstanding voting securities of the Fund.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 9 of this Agreement; or

(iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to Mitchell Hutchins. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

     12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment to the terms of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities (unless the Fund receives an SEC order permitting it to modify the Agreement without such vote).

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     13.  Governing Law.  This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms 'majority of the outstanding voting securities,' 'affiliated person,' 'interested person,' 'assignment,' 'broker,' 'investment adviser,' 'net assets,' 'sale,' 'sell' and 'security' shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                                 MITCHELL HUTCHINS ASSET MANAGEMENT
                                        INC.
                                        By:
                                        --------------------------------------
                                            Name:
                                            Title:


Attest:                                 GE INVESTMENT MANAGEMENT INCORPORATED
                                        By:
                                        --------------------------------------
                                            Name:
                                            Title:

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                                   SCHEDULE A
                             RETAIL BROKER DEALERS

Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Dean Witter Reynolds, Inc.
E.D. Jones
Kemper Financial Services, Kemper Securities Group, Inc.
Legg Mason Wood Walker Incorporated
Merrill Lynch Pierce Fenner & Smith Incorporated
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Smith Barney Inc.

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                                   SCHEDULE B


                 FUND                              ANNUAL FEE RATE
--------------------------------------  --------------------------------------
      Global Small Cap Fund Inc.          0.50% of average weekly net assets